UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2018

Commission file number:   000-53662

IRONCLAD ENCRYPTION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	81-0409475
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Riverway, 777 South Post Oak Lane, Suite 1700, Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(888) 362-7972

(Issuer's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2018, the Board of Directors elected Jeff B. Barrett as a Director of IronClad Encryption Corporation (the “Company”) effective as of May 15, 2018. Mr. Barrett will hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified.  There were no arrangements or understandings between Mr. Barrett and any other persons pursuant to which Mr. Barrett was elected as a Director of the Company.

Mr. Barrett is currently a Vice President of the Company, an original co-founder of the Company, and is a former board member of the Company.  There are no family relationships between Mr. Barrett and any director, executive officer or any person nominated or chosen by the Company to become a director or executive officer and there are no related party transactions involving Mr. Barrett that are reportable under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized,

IRONCLAD ENCRYPTION CORPORATION

Date: May 16, 2018

/s/ Len Walker

By: ______________________

Len Walker,

Vice President and Secretary